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                                                                                                                          EXHIBIT 11


                                             WITCO CORPORATION AND SUBSIDIARY COMPANIES
                                                  COMPUTATION OF PER SHARE EARNINGS
                                                             (Unaudited)



                                                                           Three Months Ended                Six Months Ended
                                                                                June 30,                         June 30,
                                                                       --------------------------        ---------------------------
                                                                          1995            1994              1995             1994
                                                                       ---------        ---------        ---------        ----------
                                                                                     (In Thousands Except Per Share Data)
PRIMARY

   Net Income - as reported                                            $  71,354        $  32,382        $ 101,129        $  54,423
   Interest on convertible subordinated
       debentures (net of tax)                                                --               --               --            1,109
   Dividend requirements of preferred stock                                   (4)              (5)              (9)             (10)
                                                                       ---------        ---------        ---------        ---------
       Total                                                           $  71,350        $  32,377        $ 101,120        $  55,522
                                                                       =========        =========        =========        =========


   Weighted average shares outstanding                                    56,248           56,040           56,205           53,475
   Assumed conversions:
       Convertible subordinated debentures                                    --               --               --            2,552
       Stock options                                                         212              307              205              364
                                                                       ---------        ---------        ---------        ---------
       Total                                                              56,460           56,347           56,410           56,391
                                                                       =========        =========        =========        =========

   Per share amount                                                    $    1.26        $    0.57        $    1.79        $     .98
                                                                       =========        =========        =========        =========

FULLY DILUTED

   Net Income - as reported                                            $  71,354        $  32,382        $ 101,129        $  54,423
   Interest on dilutive debentures (net of tax)                               --               --               --            1,109
                                                                       ---------        ---------        ---------        ---------
       Total                                                           $  71,354        $  32,382        $ 101,129        $  55,532
                                                                       =========        =========        =========        =========

   Weighted average shares outstanding                                    56,248           56,040           56,205           53,475
   Assumed conversions:
       Convertible subordinated debentures                                    --               --               --            2,552
       Stock options                                                         295              307              315              364
       Preferred stock                                                       116              131              119              135
                                                                       ---------        ---------        ---------        ---------
       Total                                                              56,659           56,478           56,639           56,526
                                                                       =========        =========        =========        =========

   Per share amount                                                    $    1.26        $    0.57        $    1.79        $     .98
                                                                       =========        =========        =========        =========
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